Exhibit 5.1
June 30, 2010
Board of Directors
Resolute Energy Corporation
1675 Broadway, Suite 1950
Denver, Colorado 80202
RE: Selling Stockholder Registration Statement on Form S-1 (File No. 333-___)
Ladies and Gentlemen:
     We have acted as counsel to Resolute Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to 12,859,193 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) being offered by the selling stockholders (“Selling Stockholders”). We understand that the Shares are being offered for resale to the public as described in the Registration Statement.
     This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In rendering this opinion we have examined the Registration Statement and such corporate records and proceedings of the Company, including actions taken by the Company’s board of directors in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws. The foregoing reference to the Delaware General Corporation Law includes statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.
     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration

Statement and in the Prospectus constituting a part thereof, as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.
Very truly yours,
/s/ DAVIS GRAHAM & STUBBS LLP
DAVIS GRAHAM & STUBBS LLP